UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2016, Energy XXI Ltd (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, based upon the closing bid price of the Company’s common stock (the “Common Stock”) for the last 30 consecutive business days, the Common Stock did not meet the minimum bid price of $1.00 per share required by NASDAQ Listing Rule 5450(a)(1), initiating an automatic 180 calendar-day grace period for the Company to regain compliance.

The notice has no immediate effect on the listing or trading of the Company’s Common Stock, and the Common Stock will continue to trade on the NASDAQ Global Select Market under the symbol “EXXI”.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the notification, or until August 22, 2016, to achieve compliance with the minimum bid price requirement. The Company will regain compliance with the minimum bid price requirement if at any time before August 22, 2016, the bid price for the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days.

In the event the Company does not regain compliance with the minimum bid price requirement by August 22, 2016, the Company may be eligible for an additional 180 calendar-day compliance period if it elects to transfer to The NASDAQ Capital Market so as to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period.

The Company intends to continue to monitor the bid price levels for the Common Stock and will consider appropriate alternatives to achieve compliance within the initial 180 calendar-day compliance period. There can be no assurance, however, that the Company will be able to do so.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Energy XXI Ltd, dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

By:	/s/ Bruce W. Busmire
Bruce W. Busmire Chief Financial Officer

February 29, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Energy XXI Ltd, dated February 29, 2016.